UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 28, 2014

WATERSIDE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	811-08387	54-1694665
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2505 Cheyne Walk, Virginia Beach, Virginia	23454
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 438-5424

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03. Bankruptcy or Receivership.

As disclosed in Waterside Capital Corporation’s (the “Company”) Form 8-K filed on November 29, 2013 (the “Form 8-K”), the United States Small Business Administration (the “SBA”) filed a complaint in the United States District Court for the Eastern District of Virginia (the “Court”) on November 20, 2013 seeking, among other things, receivership for the Company and a judgment in the amount outstanding under the Company’s Loan Agreement with the SBA (the “Loan Agreement”) plus continuing interest (the “Complaint”).

On May 28, 2014, with the Company’s consent, the Court entered a Consent Order and Judgment Dismissing Counterclaim, Appointing Receiver, Granting Permanent Injunctive Relief and Granting Money Judgment against the Company (the “Order”). The Order appointed the SBA receiver of the Company for the purpose of marshaling and liquidating in an orderly manner all of the Company’s assets and entered judgment in favor of the United States of America, on behalf of the SBA, against the Company in the amount of $11,770,722.31. Such amount represents $11,700,000 in principal and $70,722.31 in accrued interest under the Loan Agreement.

The Court assumed jurisdiction over the Company and the SBA was appointed receiver effective May 28, 2014.

Item 9.01. Financial Statements and Exhibits.

Ex. 99.1	Press Release, dated May 30, 2014, Appointment of SBA as Receiver.

Consent Order and Judgment Dismissing Counterclaim, Appointing Receiver, Granting Permanent Injunctive Relief and Granting Money Judgment

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 30. 2014	Waterside Capital Corporation

SBA, as Receiver for Waterside Capital Corporation

	By:	/s/ Charles P. Fulford
Charles P. Fulford, Principal Agent

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EXHIBIT INDEX

Exhibit No.	Description
Ex. 99.1	Press Release, dated May 30, 2014, announcing Appointment of SBA as Receiver.

Consent Order and Judgment Dismissing Counterclaim, Appointing Receiver, Granting Permanent Injunction Relief and Granting Money Judgment

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